Exhibit 4.7

THIS OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS.

BALLY’S CORPORATION

FORM OF

COMMON STOCK PURCHASE OPTION

Issue Date: [●], 20[●] (the “Issue Date”)

THIS COMMON STOCK PURCHASE OPTION (this “Option”) certifies that, for value received, [●], a [●]company or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions herein set forth, at any time on or after the Issue Date and on or prior to the Termination Date, but not thereafter, to purchase from the Company, up to [●] shares (subject to the limitations contained herein and subject to adjustment hereunder, the “Option Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purchase price per Option Share in each Tranche (as defined in Section 2(b)) equals the Exercise Price, as defined in Section 2(b), applicable to such Tranche.
As used in this Option:
An “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person; for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise,
“Beneficially Owned” and “Beneficial Owner” have the meaning given to such terms in Rule 13d-3 under the Securities Exchange Act of 1934.
A “Business Day” means any day excluding Saturday, Sunday or any day which is a legal holiday under the laws of the State of New York or a day on which banking institutions in New York City are authorized or required by law or other governmental action to close,

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in ordinary or common stock of such corporation (whether voting or nonvoting ), and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all ordinary or common partnership, membership, limited liability company or other similar equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person.
“Change of Control” means the occurrence of any of the following:
A. the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), proxy, vote, written notice or otherwise) of any Person or Group, becomes in a single transaction or a series of transactions, by way of merger, consolidation or other business combination, purchase or otherwise, the Beneficial Owner of more than 50.0% of the voting power of all of the Company’s then-outstanding Capital Stock; or
B. the consummation of (1) any sale, lease or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person or Group or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any transaction in which the Company or any direct or indirect parent entity of the Company becomes a subsidiary of another Person, or any transaction described in clause (B)(2) above, will not constitute a Change of Control if the Persons beneficially owning all of the voting power of the common equity of the Company or such parent entity immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, more than 50.0% of all voting power of the common equity of the Company or such parent entity or the surviving, continuing or acquiring company or other transferee, as applicable, immediately following the consummation of such transaction, in substantially the same proportions vis-à-vis each other immediately before such transaction (other than changes to such proportions solely as a result of the exercise of stock and/or cash elections in any merger or combination providing for elections) (x) any transaction or event described in both clause (A) and in clause (B)(1) or (B)(2) above (without giving effect to the proviso set forth in this definition) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso).
“Fair Market Value” of any asset as of any date of determination means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction.
“Group” means any group of one or more persons if such group would be deemed a “group” as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Law” means each provision of any currently implemented federal, state, provincial, territorial or local or foreign law, statute, ordinance, order, code, rule, regulation or other requirement, promulgated or issued by any Governmental Authority (as defined in the [●] Agreement).
“Market Price” means, with respect to any security, as of a particular date (the “Valuation Date”), the following: (i) if such security is then quoted on The New York Stock Exchange (“NYSE”), The NASDAQ Global Market (the “NASDAQGM”), The NASDAQ Global Select Market (the “NASDAQGSM”), Pink OTC Markets (the “OTC”) or any similar exchange, quotation system or association (together, each of the NYSE, the NASDAQGM, the NASDAQGSM and the OTC, a “Trading Market”), the arithmetic average of the daily volume weighted average prices, as reported by Bloomberg Financial L.P., of one share of such security on the principal Trading Market for the period of five trading days consisting of the trading day immediately prior to the Valuation Date and the four trading days immediately prior to such date or (ii) if such security is not then quoted on a Trading Market, the Fair Market Value of one share of such security as of the Valuation Date, as determined in good faith by the Board of Directors of the Company after considering the advice of a nationally recognized investment bank.
A “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency, or political subdivision thereof).
“Termination Date” means the [●] anniversary of the Issue Date.
Section 1.    Exercisability.
(a)    The Holder’s right to exercise this Option with respect to the Option Shares is subject to vesting and limitations on exercisability as set forth in this Section 1.
(b)    This Option and the Holder’s rights hereunder with respect to [●] Option Shares (subject to adjustment as set forth in this Option, including, without limitation, Section 3) will be exercisable from and after the earlier of the [●] anniversary of the Issue Date and the consummation of a Change of Control.
(c)    Notwithstanding anything to the contrary in this Option, in no event will the Company issue to the Holder, or the Holder be entitled to acquire on exercise, any Option Shares that, after giving effect to such issuance and when added to the number of shares of Common Stock previously issued to the Holder pursuant to this Option and otherwise Beneficially Owned by the Holder, (i) would subject the Holder to any Gaming Approval under any applicable Gaming Laws unless and until such approvals have been obtained, (ii) would violate the restrictions contained in Section 4.07 the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, the “Charter”), or (iii) would violate the restrictions contained in the Company’s Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”), and, in particular, Section 5.10 (Gaming and Regulatory Matters) (collectively, the “Regulatory Limitation”). For all purposes of this Option, the Company will be entitled to conclusively rely upon information furnished to it by the Holder at the Company’s request. To the extent that a Regulatory Limitation prevents the issuance of Option Shares hereunder, at the request of the Holder, the Company and the Holder will reasonably cooperate to restructure this Option and/or modify the terms hereof (while maintaining the economic terms thereof) in such manner and to take such other actions reasonably necessary to avoid and/or eliminate the Regulatory Limitation in compliance with applicable Law.
(d)    Notwithstanding anything to the contrary in this Option, any issuance of Option Shares that results in the Holder owning shares of Common Stock equal to 5% or more of the outstanding shares of Common Stock or other applicable limitations pursuant to the Charter, Bylaws or Gaming Laws (as defined in the [●] Agreement) without having obtained all applicable approvals thereunder will be null and void and will not be recognized by the Company unless the governmental approvals under all applicable Charter, Bylaws and Gaming Laws (as defined in the [●] Agreement) have been obtained.
Section 2.    Exercise.    (a)    Subject to Section 1, exercise of the rights represented by this Option with respect to vested Option Shares may be effected, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly completed and executed copy of a notice of exercise substantially in the form attached hereto as Exhibit A (a “Notice of Exercise”). The date on which such delivery will have taken place (or be deemed to have taken place) will be referred to herein as the “Exercise Date”. Within two trading days following the date of exercise as aforesaid, the Holder will deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise, at its option, (i) by wire transfer or cashier’s check drawn on a United States bank or (ii) by cashless exercise as set forth in Section 2(d); provided, however, in the event that the Holder has not delivered such aggregate Exercise Price within two trading days following the date of such exercise as aforesaid, the Company will not be obligated to deliver such Option Shares hereunder until such payment is made. No ink-original Notice of Exercise will be required, nor will any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder will not be required to physically surrender this Option to the Company until the Holder has purchased all of the Option Shares available hereunder and the Option has been exercised in full, in which case, the Holder will surrender this Option to the Company for cancellation within three Business Days after the relevant event will have occurred. Partial exercises of this Option resulting in purchases of a portion of the total number of Option Shares available hereunder will have the effect of lowering the outstanding number of Option Shares purchasable hereunder in an amount equal to the applicable number of Option Shares purchased. The Holder and the Company will maintain records showing the number of

Option Shares purchased and the date of such purchases. The Company will deliver any objection to any Notice of Exercise within two Business Days of receipt of such notice. The Holder, by acceptance of this Option, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Option Shares hereunder, the number of Option Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(b)    Exercise Price. The “Exercise Prices” for the Option Shares subject to this Option will be as follows, all subject to any adjustment required by Section 3 or otherwise hereunder:
(1) with respect to [●] Option Shares subject to this Option: $[●];
(2) with respect to [●] Option Shares subject to this Option: $[●]; and
(3) with respect to [●] Option Shares subject to this Option: $[●].
The Options Shares issuable for each of the four different Exercise Prices set forth above is referred to herein as a “Tranche.”
(c)    Mechanics of Exercise. (i)    Delivery of Option Shares Upon Exercise. Upon each exercise of this Option, the Company will promptly, but in no event later than two trading days after delivery of the applicable Notice of Exercise (subject to delivery by the Holder to the Company of the aggregate Exercise Price payable pursuant to Section 2(b) or pursuant to the cashless exercise provisions of Section 2(d)), instruct the transfer agent for the Common Stock (the “Transfer Agent”) to record the issuance of the Option Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Option Shares will be deemed to have been issued, and the Holder will be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date with payment to the Company of the applicable Exercise Price having been paid.
(ii)    Rescission Rights. If the Company fails to issue or cause to have issued the Option Shares pursuant to Section 2(c)(i) within two trading days after delivery of the applicable Notice of Exercise, then the Holder will have the right to rescind such exercise. The right of rescission of the Holder under this Section 2(c)(ii) is subject to delivery by the Holder of the aggregate Exercise Price payable pursuant to Section 2(b) or Section 2(d).
(iii)    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares will be issued upon the exercise of this Option. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company will, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Market Price or round up to the next whole share.

(iv)    Charges, Taxes and Expenses. Issuance of Option Shares will be made without charge to the Holder for any issue, transfer, stamp or other tax or other incidental expense in respect of the issuance of such Option Shares, all of which taxes and expenses will be paid by the Company, and such Option Shares will be issued in the name of the Holder. Without limiting the generality of the foregoing, the Company will pay all fees required for same-day processing of any Notice of Exercise.
(v)    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Option pursuant to the terms hereof.
(d)    In lieu of paying the aggregate Exercise Price for the Option Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank pursuant to Section 2(a), the Holder may elect to exercise the purchase rights represented by this Option by authorizing the Company to withhold and not issue to the Holder, in payment of the Exercise Price thereof, a number of Option Shares of the Tranche in respect of which the exercise hereunder is then occurring equal to (i) the number of Option Shares for which the Option is being exercised, multiplied by (ii) the Exercise Price applicable to such Tranche, and divided by (iii) the Market Price on the Exercise Date (and such withheld Option Shares will no longer be issuable under the Option, and the Holder will not have any rights or be entitled to any payment with respect to such withheld Option Shares).
Section 3.    Certain Adjustments. (a)     Stock Dividends, Subdivision, Combinations and Consolidations. If the Company, at any time while this Option is outstanding (in whole or in part): (i) pays a stock dividend or makes a distribution on shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) in the form of shares of its Common Stock (or other class of Capital Stock then issuable upon exercise of this Option), (ii) subdivides outstanding shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) into a larger number of shares, or (iii) combines or consolidates (including, without limitation, by reverse stock split) outstanding shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) into a smaller number of shares, then, in each case, the number of shares of Common Stock (or other class of Capital Stock issuable upon exercise of this Option) issuable after such event upon exercise of this Option will be equal to the number of shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) issuable upon exercise of this Option prior to such event multiplied by a fraction of which the numerator will be the number of shares of Common Stock (or other class of Capital Stock issuable upon exercise of this Option) outstanding immediately after such event and of which the denominator will be the number of shares of Common Stock (or other class of Capital Stock issuable upon exercise of this Option) outstanding immediately before such event, and the Exercise Price applicable to each Tranche will be proportionately adjusted such that the aggregate Exercise Price of such Tranche will remain unchanged. Any adjustment made pursuant to this Section 3(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and will become effective immediately after the effective date in the case of a subdivision, combination or consolidation.
    (b)    Reclassifications, Reorganizations, Consolidations and Mergers. In the event of (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the stock of the Company (other than (A) a change in par value or from par value to no par value or from no par value to par value or (B) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 3(a) will apply), or (iii) any Change of Control, consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock or any other class of Capital Stock then issuable upon exercise of this Option), this Option will, after such reorganization, reclassification, recapitalization, Change of Control, consolidation or merger, be exercisable for the kind and number of shares of stock or other securities or property (“Alternate Consideration”) of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any (and/or the issuer of the Alternate Consideration, as applicable) to which the holder of the number of shares of Common Stock (or such other class of Capital Stock) underlying this Option (at the time of such reorganization, reclassification, recapitalization, consolidation or merger, and subject to the limitations set forth in Sections 1(e) and 1(g), if applicable) would have been entitled upon such reorganization, reclassification, recapitalization, Change of Control, consolidation or merger.  In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock (or such other class of Capital Stock) issuable upon exercise of each Tranche of this Option will be allocated among the Alternate Consideration receivable as a result of such reorganization, reclassification, recapitalization, Change of Control, consolidation, or merger in proportion to the respective Fair Market Value of such Alternate Consideration.  If and to the extent that the holders of Common Stock (or such other class of Capital Stock) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, Change of Control, consolidation or merger, then the consideration that the Holder will be entitled to receive upon exercise will be specified by the Holder, which specification will be made by the Holder by the later of (A) ten Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Common Stock (or such other class of Capital Stock) and (B) the last time at which the holders of Common Stock (or such other class of Capital Stock) are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice will be deemed to be whatever choice is made by a plurality of all holders of Common Stock (or such other class of Capital Stock) that are not affiliated with the Company (or, in the case of a consolidation or merger, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election).  From and after any such reorganization, reclassification, recapitalization, Change of Control, consolidation or merger, all references to “Option Shares” and similar references herein will be deemed to refer to the Alternate Consideration to which the Holder is entitled pursuant to this Section 3(b).  In the event of any Change of Control, consolidation or merger in which the Company is not the continuing or surviving corporation or entity (or is not the issuer of the Alternate Consideration), proper provision will be made so that such continuing or surviving corporation or entity (and/or the issuer of the Alternate Consideration) will agree to carry out and observe the obligations of the Company under this Option such that the provisions of this Section 3 will similarly apply with respect to the Alternate Consideration and similarly apply to successive reorganizations, reclassifications, recapitalizations, Change of Control, consolidations, or mergers.
(c)    Participation in Distributions. During such time as this Option is outstanding, if the Company declares or makes any cash or non-cash dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any dividend or distribution referred to in Section 3(a) or Section 3(b) (a “Distribution”), at any time after the issuance of this Option, then, in each such case, the Holder will be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) acquirable upon complete exercise of this Option (whether or not this Option is exercisable at such time) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) are to be determined for the participation in such Distribution, provided, however, that the Holder will not be permitted to participate in any cash Distribution with respect to any Tranche to the extent the Exercise Price as of the record date for the determination of stockholders entitled to receive such cash Distribution exceeds the amount of such cash Distribution per share and, instead of participating, the Exercise Price in respect of such Tranche will be reduced by the amount of such cash dividend effective immediately after the record date for the determination of stockholders entitled to receive such cash Distribution. Notwithstanding the foregoing, to the extent that a Regulatory Limitation prevents the Holder from participating in any Distribution, then the Holder will not be entitled to participate in such Distribution to such extent and the portion of such Distribution will be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not be subject to a Regulatory Limitation; provided, however, that the Holder is unable to participate in all or any portion of a cash Distribution with respect to any Tranche by reason of a Regulatory Limitation, the number of shares of Common Stock (or other class of Capital Stock) for which that Tranche of this Option will be exercisable will be increased by a number of shares equal to (x) the aggregate amount of the cash Distribution that the Holder is unable to participate with respect to such Tranche by reason of a Regulatory Limitation, divided by (y) the Market Price per share of shares of Common Stock (or other class of Capital Stock), the Exercise Price applicable to such Tranche will be proportionately adjusted such that the aggregate Exercise Price of such Tranche will remain unchanged and such adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive such cash Distribution. To the extent that a Regulatory Limitation prevents the Holder from participating in any Distribution not subject to the foregoing proviso, at the request of the Holder, the Company and the Holder will reasonably cooperate to restructure this Option and/or modify the terms hereof (while maintaining the economic terms thereof) in such manner and to take such other actions reasonably necessary to avoid and/or eliminate the Regulatory Limitation and allow the Holder to receive such Distribution.
    (d)    Calculations. All calculations under this Section 3 will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock (or such other security as is then issuable upon exercise of this Option) deemed to be issued and outstanding as of a given date will be the sum of the number of shares of Common Stock (or such other security) (excluding treasury shares, if any) issued and outstanding on such date.
    (e)    Notice to Holder. (i)    Adjustment to Terms of Option. Whenever any of the terms of this Option are adjusted pursuant to any provision of this Section 3 or any other applicable provision hereof, the Company will promptly send to the Holder a notice signed by a duly authorized officer of the Company and setting forth (x) the Exercise Price, number of Option Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (y) the facts requiring such adjustment in reasonable detail.
        (ii)    Notice to Allow Exercise by Holder. If, during the period in which this Option is outstanding, (A) the Company declares a dividend (or any other distribution in whatever form) on the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option), (B) the Company declares a cash dividend on or a redemption of the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option), (C) the Company authorizes the granting to all holders of the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company will be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) is converted into other securities, cash or property, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company will cause to be mailed to the Holder at its last address as it will appear upon the Option Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, Change of Control, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) of record will be entitled to exchange their shares of the Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company will simultaneously file such notice with the Securities and Exchange Commission (the “SEC”) pursuant to a Current Report on Form 8-K. The Holder will remain entitled to exercise this Option during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 4.    Transfer of Option and Option Shares. (a)    Restrictive Legend. The Option Shares (unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”) or transferred pursuant to Rule 144 promulgated under the Securities Act, or any successor rule or regulation hereafter adopted by the SEC, as such rule may be amended from time to time (“Rule 144”)) will be stamped or imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE SECURITIES LAWS.
    (b)    Transferability. Subject to the restrictions set forth in the Investor Rights Agreement (as defined in the [●] Agreement) (the “Transfer Restrictions”), the Holder may sell, assign, transfer, pledge or dispose of any portion of this Option without the prior written consent of the Company. In connection with any transfer of all or any portion of this Option, the Holder must provide an assignment form substantially in the form attached hereto as Exhibit B duly completed and executed by the Holder or any such subsequent Holder, as applicable, and the proposed transferee must consent in writing to be bound by the terms and conditions of this Option. Any transfer of all or any portion of this Option will also be subject to the Transfer Restrictions and compliance with the Securities Act and other applicable federal or state securities or blue sky laws. Upon any transfer of this Option in full, the Holder will be required to physically surrender this Option to the Company within three trading days of the date the Holder delivers an assignment form to the Company assigning this Option in full. The Option, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Option Shares without having a new Option issued. This Option or any portion thereof will not be sold, assigned, transferred, pledged or disposed of in violation of the Securities Act, federal or state securities laws or the Company’s certificate of incorporation.
    (c)    Option Register. The Company will register this Option upon records to be maintained by the Company for that purpose (the “Option Register”) in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Option so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.
Section 5.    Miscellaneous. (a)    No Rights as Stockholder Until Exercise. Except as expressly set forth herein, this Option does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c).
    (b)    Loss, Theft, Destruction or Mutilation of Option. The Company covenants that upon delivery by the Holder to the Company of (i) notice of the loss, theft, destruction or mutilation of this Option and (ii) in the case of loss, theft or destruction, an indemnity agreement in a form and amount reasonably satisfactory to the Company or, in the case of mutilation, surrender of the mutilated Option, the Company will make and deliver a new Option of like tenor dated as of the Issue Date.
    (c)    Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein will not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
    (d)    Authorized Shares. The Company covenants that, during the period this Option is exercisable (in whole or in part), it will reserve from its authorized and unissued Common Stock (or other class of Capital Stock then issuable upon exercise of this Option) a sufficient number of shares to provide for the issuance of the Option Shares upon the exercise of any purchase rights under this Option. The Company further covenants that its issuance of this Option will constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Option Shares upon the exercise of the purchase rights under this Option. The Company will take all such reasonable action as may be necessary to assure that such Option Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock is listed or traded. The Company covenants that all Option Shares which may be issued upon the exercise of the purchase rights represented by this Option will, upon exercise of the purchase rights represented by this Option and full payment for such Option Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive rights and free from all taxes, liens and charges created by the Company in respect of the issue thereof and taxes in respect of any transfer occurring contemporaneously with such issue.

    (e)    Governing Law. This Option, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated in this Agreement, will be governed by and construed in accordance with the domestic substantive or procedural laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict of laws or other rule (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of a different jurisdiction.
    (f)    Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder will operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.
    (g)    Notices. Any notice or other communication required or permitted to be delivered to any party under this Option will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service to the following email address or physical address, as applicable:
If to the Company, to:

Bally's Corporation.
100 Westminster Street
Providence, RI 02903
Attention: Craig Eaton, Chief Legal Officer
Email: ceaton@twinriver.com

    With a copy (which will not constitute notice) to:

Jones Day
250 Vesey Street
New York, NY 10281
Attention: Robert A. Profusek
Email: raprofusek@jonesday.com

If to the Holder, to:

[●]
Attention: [●]
Email: [●]

    With a copy (which will not constitute notice) to:

[●]
Attention: [●]
Email: [●]

Notice or other communication pursuant to Section 5(g) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party may specify a different address, by written notice to the other party. The change of address will be effective upon the other party’s receipt of the notice of the change of address.

    (h)    Successors and Assigns. Subject to applicable securities laws, this Option and the rights and obligations evidenced hereby will inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the permitted assigns of Holder. The provisions of this Option are intended to be for the benefit of any Holder from time to time of this Option and will be enforceable by the Holder or holder of Option Shares.
    (i)    Amendment. This Option may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
    (j)    Severability. Wherever possible, each provision of this Option will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Option.
    (k)    Headings. The headings used in this Option are for the convenience of reference only and will not, for any purpose, be deemed a part of this Option.
[Signatures Contained on the Following Page]

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized as of the Issue Date.

BALLY’S CORPORATION
By:__________________________________________ Name: Title:

[Signature Page to Option Agreement]

EXHIBIT A
NOTICE OF EXERCISE
To:    BALLY’S CORPORATION

Reference is made to the Common Stock Purchase Option (the “Option”) issued by Bally’s Corporation (the “Company”) on [●], 20[●]. Capitalized terms used but not otherwise defined herein will the respective meanings give thereto in the Option.

(1)The undersigned Holder of the Option hereby elects to exercise the Option for ______ Option Shares of a Tranche with an Exercise Price of $__per Option Share, subject to (check one):
☐    delivery of the aggregate Exercise Price for the Option Shares as to which the Option is so exercised; or
☐    tender of ______ Option Shares pursuant to the cashless exercise provisions of Section 2(d) of the Option.
The undersigned Holder hereby instructs the Company to issue the applicable number of Option Shares, or the net number of shares of Common Stock issuable upon exercise of the Option pursuant to the cashless exercise provisions of Section 2(d) of the Option, in the name of the undersigned Holder.

(2)The undersigned Holder hereby represents and warrants to the Company that, as of the date hereof:
    a)    Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) is capable of evaluating the merits and risks of its investment in the Company, (iii) has the capacity to protect its own interests, and (iv) has the financial ability to bear the economic risk of its investment in the Company.
    b)    Company Information. The Holder has been provided access to all information regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Option Shares, which it has requested or otherwise needs to evaluate an investment in the Option Shares. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.

    c)    Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Option Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Option Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.
    d)    Transfer Restrictions. The Holder acknowledges and understands that (i) transfers of the Option Shares are subject to transfer restrictions under the federal securities laws and the Registration Rights Agreement and (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Option Shares are subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.
    e)    Compliance with Gaming Laws. The Holder acknowledges that issuance of the Option Shares are subject to restrictions under the Company’s Charter, Bylaws and applicable Gaming Laws (as defined in the [●] Agreement) that restrict the acquisition of shares above certain thresholds without obtaining certain approvals. After giving effect to the issuance of the Option Shares pursuant to this Option exercise taken together with Common Stock otherwise Beneficially Owned by the Holder, those ownership limitations will not be breached.

Name of Registered Owner:

Signature of Authorized Signatory of Registered Owner:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT B
ASSIGNMENT FORM
(To assign the foregoing Option, in whole or in part, confirm that there are no restrictions applicable thereto, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of its rights and interest in and to the attached Option (the “Option”) with respect to ___________ Option Shares (as defined in Option) in the Tranche (as defined in the Option) with an Exercise Price (As defined in the Option) of $__, standing in its name on the books of the Company and represented by the Option, to:

Name:
(Please Print)
Address:
(Please Print)

The undersigned hereby irrevocably instructs and appoints the Secretary of the Company its agent and attorney-in-fact (the “Agent”) to transfer the Option with respect to all of such Option Shares on the books of the Company, to register each such transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Options. The Agent may substitute and appoint one or more persons to act on his or her behalf.

[Holder]

By:
Name:
Title: